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                                                                    Exhibit 21.1


                       SUBSIDIARIES OF OBJECTSHARE, INC.


ObjectShare, Inc. GmbH (Germany)
ObjectShare, Inc. (UK) Limited (England)
ParcPlace Systems FSC, Inc. (Barbados)


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